UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
_____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
___________________________________________________
Date of Report
(Date of earliest event reported)

October 15, 2012

THE GAP, INC.
____________________________________________________

(Exact name of registrant as specified in its charter)

Delaware	1-7562	94-1697231
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Folsom Street San Francisco, California	94105
(Address of principal executive offices)	(Zip Code)
(415) 427-0100
(Registrant’s telephone number,
including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On October 15, 2012, the Compensation and Management Development Committee of the Board of Directors of The Gap, Inc. (the "Company") approved the following management change: Art Peck, President of Gap North America, will become President of Innovation, Digital Strategy and New Brands. Effective November 5, 2012, Mr. Peck will begin to transition into his new role. On October 16, 2012, the Company issued a press release announcing this management change. A copy of this press release is attached hereto as Exhibit 99.1.
Item 7.01. Regulation FD Disclosure
On October 15, 2012, the Compensation and Management Development Committee of the Board of Directors of the Company approved certain Company management changes including:

•	Stephen Sunnucks, President of Gap Inc. International, will become Global President of Gap brand;

•	Jack Calhoun, President of Banana Republic North America, will become Global President of Banana Republic; and

•	Art Peck, President of Gap North America, will become President of Innovation, Digital Strategy and New Brands.
Effective November 5, 2012, these individuals will begin to transition into their new roles. On October 16, 2012, the Company issued a press release announcing these management changes. A copy of this press release is attached hereto as Exhibit 99.1.
Item 9.01. Financial Statements and Exhibits
99.1 Press Release dated October 16, 2012

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GAP, INC.
(Registrant)

Date: October 16, 2012	By:	/s/ Sabrina L. Simmons
Sabrina L. Simmons
Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated October 16, 2012